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                                                                    Exhibit 99.1



          Analyst contact:                Media contact:
          John D. Sanford                 William J. Plunkett
          (630) 572-8803                  (630) 572-8898


WMX TECHNOLOGIES DISCLOSES SHAREHOLDER LAWSUIT


Oak Brook, Illinois, April 15, 1997 -- WMX Technologies, Inc. today said that it had received a shareholder lawsuit related principally to an adverse court judgment in an unrelated commercial dispute involving royalties to the former owners of its Chemical Waste Management, Inc. subsidiary's Emelle, Alabama hazardous waste facility.

The Company said that the derivative action, which was filed in the Circuit Court of Cook County, Illinois, names members of the WMX Board of Directors and certain former and current officers and employees of the Company and Chemical Waste Management. The suit seeks to recover for the Company an unspecified amount of damages.

The Company said that it is studying the suit to determine its response and an appropriate course of action. It reiterated that it disagrees with the findings in the Emelle decision and that it plans to take the necessary steps to appeal the decision.

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